UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): October 18, 2006

FIREARMS TRAINING SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Delaware	333-13105	57-0777018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7340 McGinnis Ferry Road

Suwanee, Georgia 30024

(Address of principal executive offices, including zip code)

(770) 813-0180

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes of Control of the Registrant.

On October 18, 2006, Poole Acquisition Corp., a Delaware corporation (“Merger Sub”), merged with and into the Registrant (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of August 23, 2006, by and among the Registrant, Meggitt-USA, Inc., a Delaware corporation and the direct parent of Merger Sub (“Meggitt-USA”), and Merger Sub (the “Merger Agreement”). As a result of this transaction, effective October 18, 2006, Meggitt-USA acquired 100% of the outstanding capital stock of the Registrant.

Pursuant to the Merger Agreement, (i) each share of Class A Common Stock, par value $0.000006 per share (“Common Stock”), of the Registrant that was outstanding immediately prior to the effective time of the merger was converted into the right to receive $1.08 in cash and (ii) each share of Series C Preferred Stock, par value $0.10 per share, was converted into the right to receive cash in the amount equal to the sum of the Liquidation Preference (as defined in the Company’s Certificate of Designations of Series C Preferred Stock), plus the amount of all accrued and unpaid dividends on such shares to the extent not previously added to the Liquidation Preference prior to the effective time of the merger, for each outstanding share owned immediately prior to the effective time of the merger. Furthermore, each option to purchase shares of Common Stock of the Registrant outstanding immediately prior to the effective time of the merger was canceled and each holder of such option became entitled to receive a cash payment equal to the product of (1) the excess of $1.08 over the option exercise price multiplied by (2) the total number of shares subject to the option, less any applicable withholding taxes.

The aggregate merger consideration (including the payments to the option holders) was approximately $144 million, net of the Registrant’s cash and excluding transaction fees. This amount and the related fees and expenses of the transaction were funded by cash and cash equivalents of Meggitt-USA’s ultimate parent, Meggitt PLC.

Item 7.01.	Regulation FD Disclosure.

On October 18, 2006, the Registrant issued a press release announcing the consummation of the Merger of Merger Sub into the Registrant, with the Registrant as the surviving corporation. A copy of this press release is attached as an exhibit to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

99.1	Press Release dated October 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREARMS TRAINING SYSTEMS, INC.

Date: October 24, 2006	/s/ Ronavan Mohling
Its: President

FIREARMS TRAINING SYSTEMS, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number
99.1	Press Release, dated October 18, 2006, of the Registrant announcing the consummation of the Merger.